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Andrew M. O'Shea Chief Financial Officer (860) 298-0444	Barbara J. Cano Adam Friedman Associates LLC (212) 981-2529, Ext. 22

MOSCOW CABLECOM CORP. ANNOUNCES STRATEGIC
AGREEMENT WITH NTV-PLUS
ComCor-TV to Expand Content Offerings

New York, NY, June 10, 2004 -Moscow CableCom Corp. (NASDAQ: MOCC), owner of ComCor-TV ("CCTV"), a Russian company that has licenses to provide telecommunications services to 1.5 million homes and businesses in Moscow, today announced that CCTV and NTV-Plus have reached an agreement pursuant to which CCTV will offer NTV-Plus's exclusive content to its growing network of premium cable television subscribers in Moscow.

NTV-Plus, which provides premium television content through its satellite-to-home service, is making its proprietary programming available to subscribers of another television network for the first time ever, as a means of capturing a larger portion of the Moscow television market.  Beginning this month, CCTV will offer its customers four unique packages of NTV-Plus programming content, including Nashe Kino, which features exclusively Russian films; Premiera, a 24-hour- per-day movie channel that features recent films produced in the U.S. and Europe; KinoClub, which features films from the past 60 years; sports offerings through NTV-Plus Sport, NTV-Plus Soccer and NTV-Plus Sports-on-line; and Children's World.  The sports packages will allow CCTV's customers to view Champion League soccer matches, tennis, the National Hockey League and the National Basketball Association (NBA) channel- many of which are broadcast live in Russian.

Mikhail Silin, CCTV's General Director said, "We are pleased to have the opportunity to add this incomparable line of content to our existing line of broadband services, which also includes high quality, unlimited traffic Internet access through our dedicated channels.  CCTV is the only company in the Moscow market that operates a broadband network providing a range of world class information, entertainment and communication services." Mr. Silin continued, "Our new strategic agreement with NTV-Plus allows us to further improve our premium satellite TV selections, while, at the same time providing NTV-Plus the opportunity to disseminate its exclusive content to CCTV's fast-growing customer base through our rapidly expanding cable network in Moscow.  We expect further improvements in market penetration and growth as a result of this significant addition to our offerings."

CCTV offers a full range of services using competitive pricing structures through its access network to more than 190,000 homes in Southern and Central Administrative Regions in Moscow.  The Company is planning to launch additional interactive digital TV services and IP telephony within the next year, as it continues to expand the reach of its access network in the City.

About Moscow CableCom

Moscow CableCom is a US-based company quoted on the NASDAQ NM under the ticker "MOCC".  The Company owns 100% of CCTV, a Russian company that has licenses to provide telecommunications services to 1.5 million homes and businesses in Moscow.  CCTV is using access to an 8,000 Km MFON (Moscow Fiber Optic Network) to provide broadband services including cable television and high-speed Internet access to residential and business customers, with plans to add additional services including IP-based telephony. At present, CCTV has built an access network to more than 190,000 homes in the Southern and Central Administrative regions of Moscow, with plans to accelerate its growth in the near future.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to CCTV's development, including CCTV's ability to attract new subscribers, its ability to continue to expand its network, and Moscow CableCom's ability to raise funds for the expansion of CCTV's network, and are based on management's best assessment of Moscow CableCom's and CCTV's strategic and financial position and of future market conditions and trends. These discussions involve risks and uncertainties, and the actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended February 28, 2003 and other public filings made by the Company with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. Moscow CableCom Corp. disclaims any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

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